Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Mike Salop Senior Vice President, Investor Relations 2

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward- looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2016. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non- performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third- party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended, or with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Hikmet Ersek President & Chief Executive Officer 4

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. A solid start to the year • GAAP revenues flat, while constant currency revenues increased 3%* • Strong growth from digital in consumer money transfer and from consumer bill payments • Westernunion.com transactions increased 27% • Returned more than $300 million to shareholders through buybacks and dividends Overview 5 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 2017 Full Year Outlook Affirmed

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Key strategic initiatives • Implement WU Way transformation program • Expand mobile and online • Build account payout network and business • Improve and enhance customer experience Overview 6

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Raj Agrawal Executive Vice President & Chief Financial Officer 7

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Consolidated revenue of $1.3 billion was flat with the prior year period, or increased 3% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue 8

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  78% of Company revenue  Revenue flat with prior year period, or increased 2% constant currency*  Total transactions increased 2%  Cross-border principal increased 1%, or increased 2% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q1 9

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Regions Revenue Growth/ Decline Constant Currency Rev. Growth/ Decline* Transaction Growth/ Decline % of C2C Revenue North America 3% 4% 5% 37% Europe and CIS -1% 4% 8% 30% MEASA -13% -10% -15% 17% APAC -2% -1% -2% 8% LACA 26% 25% 17% 8% Total C2C 0% 2% 2% 100% Included in C2C regions above: westernunion.com 26% 28% 27% 9% Q1 2017 Consumer-to-Consumer *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 10

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Consumer-to-Business  13% of Company revenue  Revenue increased 8%, or increased 10% constant currency*  Business Solutions  7% of Company revenue  Revenue decreased 6%, or decreased 3% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2B and B2B Q1 11

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Operating Margin Q1  Operating margin • GAAP margin includes $14 million of expenses related to the WU Way transformation program • Adjusted margin negatively impacted by foreign exchange and unfavorable customer and funding mix in C2B, partially offset by benefits from timing of marketing spend *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. The WU Way related expenses are not included in the operating segment results. 12 19.9% 18.4% 19.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q1 2016 Q1 2017 Q1 2017 Adjusted GAAP *

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. C2C Operating Margin Q1 13  Operating margin • Negatively impacted by foreign exchange, offset by benefits from timing of marketing spend 22.7% 22.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Q1 2016 Q1 2017

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Operating margin • Negatively impacted by customer and funding mix in the U.S. electronic business, including increased credit card usage C2B Operating Margin Q1 14 14.6% 12.2% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Q1 2016 Q1 2017

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Operating Margin  Operating margin of 2.5% in the current period, compared to a 2.4% margin in the prior year period  Depreciation and amortization of approximately $11 million, compared to $13 million in the prior year period  EBITDA* margin of 13.7% compared to 15.1% in the prior year period  Negatively impacted by higher technology expense *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. B2B Operating Margin Q1 15

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Quarter Ended March 31, 2017 Cash Flow from Operations $86 million Capital Expenditures $26 million Stock Repurchases $225 million Dividends Paid $83 million Cash Balance, March 31, 2017 $1.3 billion Debt Outstanding, March 31, 2017 $3.5 billion Financial Strength 16

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Revenue • Flat to low single digit decrease in GAAP revenues, or a low single digit increase constant currency*  Operating Profit Margin • GAAP operating margin of approximately 18% and adjusted operating margin of approximately 20%*  Earnings per Share • GAAP EPS in a range of $1.48 to $1.60 and adjusted EPS in a range of $1.63 to $1.75*  Cash Flow • GAAP Cash flow from operating activities of approximately $200 million, which includes $591 million related to the settlement with the federal and state governments announced in January 2017, approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011, and the WU Way related payments. Excluding these items, expected cash flow from operating activities would be approximately $1 billion. 2017 Outlook 17 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Questions & Answers 18

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. First Quarter 2017 Earnings Webcast & Conference Call May 2, 2017 Appendix 19

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; operating margin, excluding Joint Settlement Agreements (as defined in the notes below) and WU Way business transformation expenses; EBITDA margin; adjusted EBITDA margin, excluding Joint Settlement Agreements and WU Way business transformation expenses; diluted EPS, excluding Joint Settlement Agreements and WU Way business transformation expenses; effective tax rate, excluding Joint Settlement Agreements and WU Way business transformation expenses; cash flows from operating activities, excluding payments for Joint Settlement Agreements and WU Way business transformation expenses; Consumer-to-Consumer segment revenue change, constant currency adjusted; Consumer-to- Consumer segment principal per transaction change, constant currency adjusted; Consumer-to-Consumer segment cross-border principal change, constant currency adjusted; Consumer-to-Consumer segment region and westernunion.com revenue change, constant currency adjusted; Consumer-to-Business segment revenue change, constant currency adjusted; Business Solutions segment revenue change, constant currency adjusted; Business Solutions segment EBITDA margin; operating margin outlook, excluding WU Way business transformation expenses; earnings per share outlook, excluding WU Way business transformation expenses; and effective tax rate outlook, excluding WU Way business transformation expenses. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 20

Reconciliation of Non-GAAP Measures

Consolidated Metrics	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
Revenues, as reported (GAAP)	$ 1,297.7	$ 1,375.7	$ 1,377.8	$ 1,371.7	$ 5,422.9	$ 1,302.4
Foreign currency translation impact (a)	57.4	48.9	52.1	58.7	217.1	30.1
Revenues, constant currency adjusted	$ 1,355.1	$ 1,424.6	$ 1,429.9	$ 1,430.4	$ 5,640.0	$ 1,332.5
Prior year revenues, as reported (GAAP)	$ 1,320.9	$ 1,383.6	$ 1,399.2	$ 1,380.0	$ 5,483.7	$ 1,297.7
Revenue change, as reported (GAAP)	(2)%	(1)%	(2)%	(1)%	(1)%	0 %
Revenue change, constant currency adjusted	3 %	3 %	2 %	4 %	3 %	3 %
Operating income/(loss), as reported (GAAP)	$ 258.6	$ 260.3	$ 278.3	$ (313.5)	$ 483.7	$ 239.5
Foreign currency translation impact (a)	16.8	23.5	21.9	28.0	90.2	15.0
Joint Settlement Agreements (b)	N/A	15.0	15.0	571.0	601.0	N/A
WU Way business transformation expenses (c)	N/A	2.1	5.0	13.2	20.3	14.3
Operating income, constant currency adjusted, excluding Joint Settlement Agreements and WU Way business transformation expenses	$ 275.4	$ 300.9	$ 320.2	$ 298.7	$ 1,195.2	$ 268.8
Prior year operating income, excluding Paymap Settlement Agreement (d)	$ 272.3	$ 286.1	$ 304.5	$ 281.8	$ 1,144.7	$ 258.6
Operating income change, as reported (GAAP)	(5)%	4 %	(9)%	(211)%	(56)%	(7)%
Operating income change, constant currency adjusted, excluding Joint Settlement Agreements, WU Way business transformation expenses, and 2015 Paymap Settlement Agreement	1 %	5 %	5 %	6 %	4 %	4 %
Operating income/(loss), as reported (GAAP)	$ 258.6	$ 260.3	$ 278.3	$ (313.5)	$ 483.7	$ 239.5
Joint Settlement Agreements (b)	N/A	15.0	15.0	571.0	601.0	N/A
WU Way business transformation expenses (c)	N/A	2.1	5.0	13.2	20.3	14.3
Operating income, excluding Joint Settlement Agreements and WU Way business transformation expenses	$ 258.6	$ 277.4	$ 298.3	$ 270.7	$ 1,105.0	$ 253.8
Operating margin, as reported (GAAP)	19.9 %	18.9 %	20.2 %	(22.9)%	8.9 %	18.4 %
Operating margin, excluding Joint Settlement Agreements and WU Way business transformation expenses	19.9 %	20.2 %	21.7 %	19.7 %	20.4 %	19.5 %

WESTERN UNION WU
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Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.
21

Reconciliation of Non-GAAP Measures

	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
Consolidated Metrics (cont.)						
Operating income/(loss), as reported (GAAP)	$ 258.6	$ 260.3	$ 278.3	$ (313.5)	$ 483.7	$ 239.5
Reversal of depreciation and amortization	65.6	65.9	66.4	65.3	263.2	66.4
EBITDA (e)	$ 324.2	$ 326.2	$ 344.7	$ (248.2)	$ 746.9	$ 305.9
Joint Settlement Agreements (b)	N/A	15.0	15.0	571.0	601.0	N/A
WU Way business transformation expenses (c)	N/A	2.1	5.0	13.2	20.3	14.3
Adjusted EBITDA, excluding Joint Settlement Agreements and WU Way business transformation expenses	$ 324.2	$ 343.3	$ 364.7	$ 336.0	$ 1,368.2	$ 320.2
Operating margin, as reported (GAAP)	19.9 %	18.9 %	20.2 %	(22.9)%	8.9 %	18.4 %
EBITDA margin	25.0 %	23.7 %	25.0 %	(18.1)%	13.8 %	23.5 %
Adjusted EBITDA margin, excluding Joint Settlement Agreements and WU Way business transformation expenses	25.0 %	25.0 %	26.5 %	24.5 %	25.2 %	24.6 %
Net income/(loss), as reported (GAAP)	$ 185.7	$ 205.6	$ 216.9	$ (355.0)	$ 253.2	$ 161.7
Joint Settlement Agreements (b)	N/A	15.0	15.0	571.0	601.0	N/A
WU Way business transformation expenses (c)	N/A	2.1	5.0	13.2	20.3	14.3
Income tax expense/(benefit) from Joint Settlement Agreements (b)	N/A	(5.4)	(5.5)	5.5	(5.4)	N/A
Income tax benefit from WU Way business transformation expenses (c)	N/A	(0.8)	(1.8)	(4.8)	(7.4)	(5.0)
Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit)	N/A	10.9	12.7	584.9	608.5	9.3
Net income, excluding Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit)	$ 185.7	$ 216.5	$ 229.6	$ 229.9	$ 861.7	$ 171.0
Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$ 0.37	$ 0.42	$ 0.44	$ (0.73)	$ 0.51	$ 0.33
EPS impact as a result of Joint Settlement Agreements ($ - dollars) (b)	N/A	$ 0.03	$ 0.03	$ 1.17	$ 1.22	N/A
EPS impact as a result of WU Way business transformation expenses ($ - dollars) (c)	N/A	$ -	$ 0.01	$ 0.03	$ 0.04	$ 0.03
EPS impact from income tax expense/(benefit) from Joint Settlement Agreements ($ - dollars) (b)	N/A	$ (0.01)	$ (0.01)	$ 0.01	$ (0.01)	N/A
EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (c)	N/A	$ -	$ -	$ (0.01)	$ (0.01)	$ (0.01)
EPS impact as a result of Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) ($ - dollars)	N/A	$ 0.02	$ 0.03	$ 1.20	$ 1.24	$ 0.02
Diluted EPS, excluding Joint Settlement Agreements and WU Way business transformation expenses ($ - dollars)	$ 0.37	$ 0.44	$ 0.47	$ 0.47	$ 1.75	$ 0.35
Diluted weighted-average shares outstanding	503.2	493.0	490.3	483.6	493.5	483.4

WESTERN UNION WU
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Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.
22

Reconciliation of Non-GAAP Measures

	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
Consolidated Metrics (cont.)						
Effective tax rate, as reported (GAAP)	14.6 %	7.6 %	9.6 %	(4.9)%	25.9 %	24.1 %
Impact from Joint Settlement Agreements (b)	N/A	1.8 %	1.6 %	9.7 %	(15.9)%	N/A
Impact from WU Way business transformation expenses (c)	N/A	0.3 %	0.5 %	1.7 %	0.5 %	0.7 %
Effective tax rate, excluding Joint Settlement Agreements and WU Way business transformation expenses	14.6 %	9.7 %	11.7 %	6.5 %	10.5 %	24.8 %
Cash flow from operating activities (GAAP)	$ 212.7	$ 272.9	$ 336.3	$ 220.0	$ 1,041.9	$ 86.3
Joint Settlement Agreements payments (b)	N/A	N/A	N/A	N/A	N/A	151.3
Payments of WU Way business transformation expenses (c)	N/A	N/A	1.1	6.3	7.4	18.6
Cash flow from operating activities, excluding payments for Joint Settlement Agreements and WU Way business transformation expenses	$ 212.7	$ 272.9	$ 337.4	$ 226.3	$ 1,049.3	$ 256.2
Consumer-to-Consumer Segment						
Revenues, as reported (GAAP)	$ 1,017.4	$ 1,095.8	$ 1,098.9	$ 1,092.5	$ 4,304.6	$ 1,015.0
Foreign currency translation impact (a)	30.5	23.0	25.3	33.4	112.2	24.1
Revenues, constant currency adjusted	$ 1,047.9	$ 1,118.8	$ 1,124.2	$ 1,125.9	$ 4,416.8	$ 1,039.1
Prior year revenues, as reported (GAAP)	$ 1,038.3	$ 1,101.5	$ 1,112.9	$ 1,091.2	$ 4,343.9	$ 1,017.4
Revenue change, as reported (GAAP)	(2)%	(1)%	(1)%	0 %	(1)%	0 %
Revenue change, constant currency adjusted	1 %	2 %	1 %	3 %	2 %	2 %
Principal per transaction, as reported ($ - dollars)	$ 299	$ 301	$ 300	$ 292	$ 298	$ 292
Foreign currency translation impact (a) ($ - dollars)	7	3	3	4	4	3
Principal per transaction, constant currency adjusted ($ - dollars)	$ 306	$ 304	$ 303	$ 296	$ 302	$ 295
Prior year principal per transaction, as reported ($ - dollars)	$ 315	$ 316	$ 315	$ 303	$ 312	$ 299
Principal per transaction change, as reported	(5)%	(5)%	(5)%	(3)%	(5)%	(2)%
Principal per transaction change, constant currency adjusted	(3)%	(4)%	(4)%	(2)%	(3)%	(1)%
Cross-border principal, as reported ($ - billions)	$ 17.3	$ 18.5	$ 18.4	$ 18.3	$ 72.5	$ 17.3
Foreign currency translation impact (a) ($ - billions)	0.4	0.2	0.2	0.2	1.0	0.2
Cross-border principal, constant currency adjusted ($ - billions)	$ 17.7	$ 18.7	$ 18.6	$ 18.5	$ 73.5	$ 17.5
Prior year cross-border principal, as reported ($ - billions)	$ 17.5	$ 18.8	$ 18.9	$ 18.4	$ 73.6	$ 17.3
Cross-border principal change, as reported	(2)%	(1)%	(3)%	(1)%	(2)%	1 %
Cross-border principal change, constant currency adjusted	1 %	0 %	(2)%	1 %	0 %	2 %

WESTERN UNION WU
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Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.

Reconciliation of Non-GAAP Measures

	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
Consumer-to-Consumer Segment (cont.)						
NA region revenue change, as reported (GAAP)	4 %	6 %	7 %	8 %	6 %	3 %
NA region foreign currency translation impact (a)	1 %	1 %	0 %	0 %	1 %	1 %
NA region revenue change, constant currency adjusted	5 %	7 %	7 %	8 %	7 %	4 %
EU & CIS region revenue change, as reported (GAAP)	(3)%	(2)%	(2)%	(2)%	(2)%	(1)%
EU & CIS region foreign currency translation impact (a)	3 %	2 %	4 %	6 %	3 %	5 %
EU & CIS region revenue change, constant currency adjusted	0 %	0 %	2 %	4 %	1 %	4 %
MEASA region revenue change, as reported (GAAP)	(4)%	(7)%	(16)%	(14)%	(10)%	(13)%
MEASA region foreign currency translation impact (a)	3 %	1 %	2 %	2 %	2 %	3 %
MEASA region revenue change, constant currency adjusted	(1)%	(6)%	(14)%	(12)%	(8)%	(10)%
APAC region revenue change, as reported (GAAP)	(6)%	(2)%	2 %	(2)%	(2)%	(2)%
APAC region foreign currency translation impact (a)	4 %	3 %	0 %	1 %	2 %	1 %
APAC region revenue change, constant currency adjusted	(2)%	1 %	2 %	(1)%	0 %	(1)%
LACA region revenue change, as reported (GAAP)	(16)%	(7)%	0 %	11 %	(3)%	26 %
LACA region foreign currency translation impact (a)	12 %	10 %	9 %	9 %	10 %	(1)%
LACA region revenue change, constant currency adjusted	(4)%	3 %	9 %	20 %	7 %	25 %
westernunion.com revenue change, as reported (GAAP)	16 %	19 %	26 %	27 %	22 %	26 %
westernunion.com foreign currency translation impact (a)	2 %	1 %	2 %	3 %	2 %	2 %
westernunion.com revenue change, constant currency adjusted	18 %	20 %	28 %	30 %	24 %	28 %

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.
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Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Reconciliation of Non-GAAP Measures 25 1Q16 2Q16 3Q16 4Q16 FY2016 1Q17 Consumer-to-Business Segment Revenues, as reported (GAAP) 156.1$ 154.2$ 155.7$ 155.2$ 621.2$ 168.2$ Foreign currency translation impact (a) 20.9 21.9 22.8 21.5 87.1 3.8 Revenues, constant currency adjusted 177.0$ 176.1$ 178.5$ 176.7$ 708.3$ 172.0$ Prior year revenues, as reported (GAAP) 157.8$ 157.9$ 160.1$ 161.9$ 637.7$ 156.1$ Revenue change, as reported (GAAP) (1)% (2)% (3)% (4)% (3)% 8 % Revenue change, constant currency adjusted 12% 12% 11% 9% 11% 10 % Business Solutions Segment Revenues, as reported (GAAP) 99.2$ 100.8$ 97.2$ 98.8$ 396.0$ 93.6$ Foreign currency translation impact (a) 4.6 3.0 3.5 3.9 15.0 2.8 Revenues, constant currency adjusted 103.8$ 103.8$ 100.7$ 102.7$ 411.0$ 96.4$ Prior year revenues, as reported (GAAP) 98.0$ 97.6$ 101.2$ 101.9$ 398.7$ 99.2$ Revenue change, as reported (GAAP) 1% 3% (4)% (3)% (1)% (6)% Revenue change, constant currency adjusted 6% 6% 0% 1% 3% (3)% Operating income, as reported (GAAP) 2.4$ 5.2$ 3.9$ 9.6$ 21.1$ 2.3$ Reversal of depreciation and amortization 12.6 13.1 13.2 11.9 50.8 10.6 EBITDA (e) 15.0$ 18.3$ 17.1$ 21.5$ 71.9$ 12.9$ Operating income margin, as reported (GAAP) 2.4% 5.2% 4.0% 9.7% 5.3% 2.5 % EBITDA margin 15.1% 18.2% 17.5% 21.8% 18.1% 13.7%

Reconciliation of Non-GAAP Measures

2017 Consolidated Outlook Metrics

Operating margin (GAAP)		18%		
WU Way business transformation expenses (c)		2%		
Operating margin, excluding WU Way business transformation expenses		20%		
	Range			
Earnings per share (GAAP) ($ - dollars)	$	1.48	$	1.60
WU Way business transformation expenses ($ - dollars) (c)		0.15		0.15
Earnings per share, excluding WU Way business transformation expenses ($ - dollars)	$	1.63	$	1.75
Effective tax rate (GAAP)		11%		
Impact from WU Way business transformation expenses (c)		2%		
Effective tax rate, excluding WU Way business transformation expenses		13%		

WESTERN UNION WU
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Reconciliation of Non-GAAP Measures

Non-GAAP related notes:

(a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(b) Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney's Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (collectively, the "Joint Settlement Agreements"), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c) Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives ("WU Way business transformation expenses"). Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(d) Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement"), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income, excluding Paymap Settlement Agreement.

	1Q15	2Q15	3Q15	4Q15	FY2015
Operating income, as reported (GAAP)	$ 272.3	$ 250.8	$ 304.5	$ 281.8	$ 1,109.4
Paymap Settlement Agreement	N/A	35.3	N/A	N/A	35.3
Operating income, excluding Paymap Settlement Agreement	$ 272.3	$ 286.1	$ 304.5	$ 281.8	$ 1,144.7

(e) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

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